Exhibit 99.1

American Rebel Holdings to Present at the H.C. Wainwright 24th Annual Global Investment Conference

Nashville, TN / September 8, 2022 / GLOBE NEWSWIRE / — American Rebel Holdings, Inc. (NASDAQ: AREB) – America’s Patriotic Brand (the “Company”) announced today that CEO Andy Ross will be presenting at the H.C. Wainwright 24th Annual Global Investment Conference to be held September 12 - 14, 2022, at the Lotte New York Palace Hotel in New York City. The event will include virtual participation as well as in-person participation.

Mr. Ross will present on Wednesday, September 14 at 12 noon Eastern Time. Investors who would like to access the live presentation may do so by logging in here, and through a link on the Investor Relations page on the American Rebel website located at www.americanrebel.com.

About American Rebel Holdings, Inc.

American Rebel operates primarily as a designer and marketer of branded safes and personal security and self-defense products. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com. For investor information, visit www.americanrebel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ:AREB) (NASDAQ:AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our ability to expand our sales organization to address existing and new markets that we intend to target, our ability to effectively compete in a competitive industry, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: American Rebel Holdings, Inc.

Company Contact:

info@americanrebel.com

Investor Relations:

John McNamara

TraDigital IR

917-658-2605

john@tradigitalir.com